                                                                 EXHIBIT 10.12.1

                              AMENDMENT NUMBER ONE

                                       TO

                           WESTERN DIGITAL CORPORATION

                             EXTENDED SEVERANCE PLAN


            THIS AMENDMENT NUMBER ONE (this "Amendment") is made as of the 1st day of September, 1995 and, as set forth below, amends and modifies the Western Digital Corporation Extended Severance Plan (the "Plan") established by Western Digital Corporation, a Delaware corporation (the "Company") as of January 18, 1990. Capitalized terms that are not otherwise defined herein shall have the meanings given them in the Plan.

            1. DELETION OF SECTION 280G LIMITATION. Section 4.8 of the Plan, entitled "Section 280G Limitation," is hereby deleted in its entirety and shall no longer be of any force or effect.

            2. SUBSTITUTION OF TAX INDEMNIFICATION PROVISION. A new Section 4.8 of the Plan, entitled "Indemnification for Excise Tax", is hereby added to and made a part of the Plan, effective the date of this Amendment. The complete text of this new Section 4.8 of the Plan is attached hereto as Exhibit A and incorporated herein by this reference.

            3. NO OTHER CHANGES. Except as set forth in this Amendment, the provisions of the Plan remain unaltered and in full force and effect.

            IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted and to be effective as of the date first above written.


                                         WESTERN DIGITAL CORPORATION



                                         By: /s/ Michael A. Cornelius
                                             -------------------------
                                         Title: V.P., Law
                                                ----------------------


                                         By: -------------------------
                                         Title:
                                                ----------------------



                                       1.

                                    EXHIBIT A


4.8      INDEMNIFICATION FOR EXCISE TAX.

            (a) Notwithstanding anything to the contrary contained herein, in the event it shall be determined that any payment, benefit or distribution provided or to be provided by the Company (or by any person whose actions result in a Change of Control or any person affiliated with the Company or such person) to or for the benefit of a Participant (whether provided, or to be provided, pursuant to the terms of the Plan or under any other agreement, plan or arrangement with the Company (or with any person whose actions result in a Change of Control or any person affiliated with the Company or such person), but determined without regard to any additional payments required under this Section 4.8) (a "Payment"), would be subject to any excise tax imposed by Section 4999 of the code or any comparable federal, state or local excise tax (such excise tax, together with any related interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive from the Company an additional payment (a "Gross-Up Payment") in such an amount that after the payment of all taxes on the Payment and on the Gross-Up Payment (including interest and penalties attributable to all taxes on the Gross-Up Payment or the Excise Tax but excluding interest and penalties attributable to the Payment itself), the Participant shall retain an amount equal to the Payment minus all applicable taxes on the Payment itself (other than the Excise Tax on the Payment); provided, however, that a Participant will be entitled to receive a Gross-Up Payment only if the amount of "parachute payment" as defined in Section 280G(b)(2) of the Code exceeds the sum of (A) the lesser of (I) $100,000 or (ii) ten (10) percent of the Payment plus
(B) 2.99 times the Participant's "base amount" as defined in Section 280G(b)(3) of the Code, and provided, further, that if a Participant is not entitled to receive a Gross-Up Payment, the Participant will receive only an amount of total Payment that would not include any "excess parachute payment" as defined in
Section 280G(b)(1) of the Code. The intent of the parties is that, unless a Payment is reduced under the circumstances provided immediately above, the Company shall be solely responsible for, and shall pay, any Excise Tax on any Payment and Gross-Up Payment and any income and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-Up Payment, as well as any loss of tax deduction caused by the Gross-Up Payment. An example of a calculation of the Gross-Up Payment is appended.

            (b) All determinations required to be made under this Section , including, without limitation, whether and when a Gross-Up Payment is required and the amount of such Gross-Up payment and the assumptions to be utilized in arriving at such determinations, shall be made by Price Waterhouse or any other nationally recognized accounting firm which is the Company's outside auditor at the time of such determinations, which firm must be reasonably acceptable to the Participant (the



                                       1.

"Accounting Firm"). The Company shall cause the Accounting Firm to provide detailed supporting calculations to the Company and the Participant within fifteen (15) business days after notice is given by the Participant to the Company that there has been a Payment, or such earlier time as is requested by the Company. Within two (2) business days after said notice is given to the Company, the Company shall instruct the Accounting Firm to timely provide the data required by this Section 4.8 to the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment as determined pursuant to this Section 4.8 shall be paid, or caused to be paid, by the Company to the Internal Revenue Service and/or other appropriate taxing authority on the Participant's behalf within five (5) days after receipt of the Accounting Firm's determination. If the Accounting Firm determines that there is substantial authority (within the meaning of Section 6662 of the Code) that no Excise Tax is payable by the Participant, the Accounting Firm shall furnish the Participant with a written opinion that failure to disclose or report the Excise Tax on the Participant's federal income tax return will not constitute a substantial understatement of tax or be reasonably likely to result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Participant in the absence of material mathematical or legal error. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment will not have been made by the Company that should have been made ("Underpayment") or that a Gross-Up Payment is made that should not have been made ("Overpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Paragraph (c) below and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of Underpayment that has occurred and any such Underpayment shall be promptly paid, or caused to be paid, by the Company to the Internal Revenue Service or other appropriate taxing authority on the Participant's behalf or, if such Underpayment has been previously paid by the Participant, to the Participant. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant with interest at applicable federal rate provided for in Section 7872(f)(2) of the Code, due and payable within ninety (90) days after written demand to the Participant by the Company; provided, however, that the Participant shall have no duty or obligation whatsoever to repay said loan unless and then to the extent the Participant's receipt of the Overpayment, or any portion thereof, is includible in the Participant's income and the Participant's repayment of the same is not deductible by the Participant for federal and state income tax purposes.

            (c) The Participant shall notify the Company in writing of any claim by the Internal Revenue Service or state or local taxing authority that, if successful, would result in any Excise Tax or an Underpayment ("Claim"). Such notice shall be given as soon as practicable but no later than fifteen (15) business days after the


                                       2.

Participant is informed in writing of the Claim and shall fully inform the Company of the nature of the Claim, the administrative or judicial appeal period, and the date on which any payment of the Claim must be paid. The Participant shall not pay any portion of the Claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any amount under the Claim is due). If the Company notifies the Participant in writing prior to the expiration of such thirty (30) day period that it desires to contest the Claim, the Participant shall:

            (A) give the Company any information reasonably requested by the Company relating to the Claim;

            (B) take such action in connection with the contesting the Claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation concerning the Claim by an attorney selected by the Company who is reasonably acceptable to the Participant; and

            (C) cooperate with the Company in good faith in order to effectively contest the Claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including, without limitation, additional interest and penalties and attorneys' fees) incurred in such contests and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including, without limitation, interest and penalties thereon) imposed as a result of such representation. Without limitation upon the foregoing provisions of this Section 4.8(c) and except as provided below, the Company shall control all proceedings concerning such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority pertaining to the Claim. At the written request of the Company and upon payment to the Participant of an amount at least equal to the Claim plus any additional amount necessary to obtain the jurisdiction of the appropriate tribunal and/or court ("Additional Sum"), the Participant shall pay the same and sue for a refund. The Participant agrees to prosecute any contest of a Claim to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company requests the Participant t pay the Claim and sue for a refund, it shall indemnify and hold the Participant harmless on an after-tax basis from any Excise Tax or income tax (including, without limitation, interest and penalties thereon) imposed on such advance or for any imputed income on such advance. Any extension of the statute of limitations relating to assessment of any Excise Tax for the taxable year of the Participant which is the subject of the Claim is to be limited solely to the Claim. Furthermore, the Company's control of the contest shall be limited to issues for which a Gross-Up Payment would be


                                       3.

payable hereunder. The Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 4.8(c) above, the Participant receives any refund of a Claim and/or any Additional Sum, the Participant shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Section 4.8(c) above, a determination is made that the Participant shall not be entitled to any refund of the Claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund of a Claim prior to the expiration of thirty (30) days after such determination, then the portion of such advance attributable to a Claim shall be forgiven and shall not be required to be repaid. The amount of such advance attributable to a Claim shall offset, to the extent thereof, the amount of the Underpayment required to be paid by the Company to the Participant.

            (e) If, after the advance of an Additional Sum by the Company, there is a "Final Determination" (as defined below) made by the taxing authority that the Participant is not entitled to any refund of such Additional Sum, or any portion thereof, then such nonrefundable amount shall be repaid to the Company by the Participant within thirty (30) days after the Participant receives notice of such Final Determination. A "Final Determination" shall occur when the period to contest or otherwise appeal any decision by an administrative tribunal or court of initial jurisdiction has been waived or the time for contesting or appealing same has expired.



                                       4.

                                 GROSS-UP FACTOR



APPLICABLE TAX RATES

INCOME TAXES:
         FEDERAL MAXIMUM RATE                                                         36.000%
         FEDERAL SURTAX                                                                3.600%
         FEDERAL TAX EFFECT OF ITEMIZED
                  DEDUCTION PHASE OUT                                                  1.188%
                                                                                      ------
         TOTAL FEDERAL INCOME TAX RATE                                                40.788%

         CALIFORNIA MAXIMUM RATE                                   11.000 %
         Less:  FEDERAL BENEFIT OF DEDUCTION                       (4.356)%
                                                                   ------
         NET CALIFORNIA INCOME TAX RATE                                                6.64%
                                                                                      ------

TOTAL INCOME TAX RATE                                                                 47.432%


EMPLOYMENT TAXES:
         RATE FOR HI PORTION OF FICA                                                   1.450%
                                                                                      ------

RATE OF INCOME AND EMPLOYMENT TAXES
         IMPOSED ON GROSS-UP PAYMENT                                                  48.882%
                                                                                      ======
EXCISE TAX:
         RATE OF FEDERAL EXCISE TAX ON EXCESS
                  PARACHUTE PAYMENTS AND GROSS-UP
                  PAYMENT                                                             20.000%
                                                                                      ======

THE GROSS-UP PAYMENT ("GUP") IS AN AMOUNT SUFFICIENT TO SATISFY THE LIABILITY FOR FEDERAL EXCISE TAX ON THE EXCESS PARACHUTE PAYMENTS ("EPP") EXCLUSIVE OF THE GROSS-UP PAYMENT, THE EXCISE TAX ON THE GROSS-UP PAYMENT, AND THE INCOME AND EMPLOYMENT TAXES IMPOSED ON THE GROSS-UP PAYMENT.

EXPRESSED ALGEBRAICALLY...

         GUP = .2EPP + .2GUP + .48882GUP

         GUP = .2EPP + .68882GUP

                  .31118GUP = .2EPP

                  GUP = .6427148EPP

THEREFORE, GIVEN THE TAX RATE ASSUMPTIONS SET FORTH ABOVE, THE GROSS-UP PAYMENT WOULD EQUAL 64.27148% OF THE EXCESS PARACHUTE PAYMENT.


                                       5.

EXAMPLE:

         PARACHUTE PAYMENTS                                   500,000
         BASE AMOUNT                                          100,000
                                                             --------
         EXCESS PARACHUTE PAYMENTS                            400,000
         GROSS-UP FACTOR                                     64.27148 %
                                                             --------

         GROSS-UP PAYMENT                                     257,086
         PARACHUTE PAYMENTS                                   500,000
                                                              -------

         TOTAL PAYMENTS                                       757,086
         LESS EXCISE TAX ON EXCESS PARACHUTE
                  PAYMENTS AND GROSS-UP PAYMENT
                  (.2 x [400,000 + 257,086])                 (131,417)
         LESS INCOME  AND EMPLOYMENT TAXES ON GROSS-UP
                  PAYMENT (.48882 x 257,086)                 (125,669)
                                                             --------
NET PAYMENT RETAINED BY THE PARTICIPANT                       500,000
                                                             ========



                                       6.